Exhibit 99.6

NOTICE OF GUARANTEED DELIVERY

for Common Shares of

WEYERHAEUSER COMPANY

Pursuant to the Offer to Exchange All Common Shares of

WEYERHAEUSER REAL ESTATE COMPANY

Which Are Owned by Weyerhaeuser Company

and Will Be Converted into the Right to Receive Shares of Common Stock of

TRI POINTE HOMES, INC.

for

Common Shares of Weyerhaeuser Company

Pursuant to the Prospectus—Offer to Exchange, dated [    ], 2014

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON [    ], 2014, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. COMMON SHARES OF WEYERHAEUSER COMPANY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the exchange offer, as set forth in the Prospectus—Offer to Exchange, dated [    ], 2014 (the “Prospectus—Offer to Exchange”), and the related letter of transmittal (the “Letter of Transmittal”), in the following circumstances:

(1)	if certificates representing common shares of Weyerhaeuser Company (“Weyerhaeuser”), par value $1.25 per share (“Weyerhaeuser common shares”), are not immediately available;

(2)	if Weyerhaeuser common shares or other required documents cannot be delivered to Computershare Trust Company, N.A. (the “exchange agent”) on or before the expiration of the exchange offer; or

(3)	if the procedures for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the exchange agent as described in the Prospectus—Offer to Exchange and must include a guarantee by a U.S. eligible institution (as defined below). Any Weyerhaeuser shareholder who validly tenders (and does not properly withdraw) Weyerhaeuser common shares for common shares of Weyerhaeuser Real Estate Company (“WRECO common shares”) in the exchange offer will waive their rights with respect to such shares to receive, and forfeit any rights to, WRECO common shares distributed on a pro rata basis to Weyerhaeuser shareholders in the event the exchange offer is not fully subscribed. Additional information can be found in the Prospectus—Offer to Exchange in the section entitled “This Exchange Offer—Terms of this

Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.” Only registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of Weyerhaeuser common shares) may submit this Notice of Guaranteed Delivery.

The exchange agent for the exchange offer is: Computershare Trust Company, N.A.

By Mail:	By Facsimile:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For U.S. eligible institutions Only: (617) 360-6810 For Confirmation Only Telephone (781) 575-2332	Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a U.S. eligible institution under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) IN THE CASE OF SHARES HELD IN CERTIFICATED FORM, CERTIFICATES REPRESENTING THE WEYERHAEUSER COMMON SHARES LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS—OFFER TO EXCHANGE), AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. YOU RECOGNIZE THAT ANY WEYERHAEUSER SHAREHOLDER WHO VALIDLY TENDERS (AND DOES NOT PROPERLY WITHDRAW) WEYERHAEUSER COMMON SHARES FOR WRECO COMMON SHARES IN THE EXCHANGE OFFER WILL WAIVE THEIR RIGHTS WITH RESPECT TO SUCH SHARES TO RECEIVE, AND FORFEIT ANY RIGHTS TO, WRECO COMMON SHARES DISTRIBUTED ON A PRO RATA BASIS TO WEYERHAEUSER SHAREHOLDERS IN THE EVENT THE EXCHANGE OFFER IS NOT FULLY SUBSCRIBED. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE U.S. ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to Weyerhaeuser Company (“Weyerhaeuser”) the number of common shares of Weyerhaeuser, par value $1.25 per share (“Weyerhaeuser common shares”), set forth below, on the terms and subject to the conditions set forth in the Prospectus—Offer to Exchange and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by Weyerhaeuser to exchange all issued and outstanding common shares of Weyerhaeuser Real Estate Company, par value $0.04 per share, which will be converted into shares of TRI Pointe Homes, Inc. common stock, par value $0.01 per share, for tendered Weyerhaeuser common shares pursuant to the guaranteed delivery procedures set forth in the Prospectus—Offer to Exchange in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Number of Weyerhaeuser common shares to be tendered and share certificate number(s) (if available):

(attach additional sheet if necessary)

Check box if Weyerhaeuser common shares will be tendered by book-entry transfer through an account maintained by The Depository Trust Company: ☐

Account Number: (if known)

Dated:

Signature:
Registered Holder’s Signature(s)

Name(s) of Record Holder(s):
Please type or print your name(s) here

Address(es):
Please type or print address, including zip code

ODD-LOT SHARES

This section is to be completed ONLY if Weyerhaeuser common shares are being tendered by or on behalf of a person owning beneficially less than 100 Weyerhaeuser common shares who wishes to tender all such Weyerhaeuser common shares. Check one:

☐	By checking this box, I represent that I own beneficially less than 100 Weyerhaeuser common shares, am tendering all such shares, and do not wish to be subject to proration.

☐	By checking this box I represent that I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering for the beneficial owners thereof Weyerhaeuser common shares with respect to which I am the record owner, (2) believes, based upon representations made to me by each such beneficial owner, that such owners each own beneficially less than 100 Weyerhaeuser common shares and are tendering all such Weyerhaeuser common shares, and (3) such owners do not wish to be subject to proration.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, a “U.S. eligible institution”) (i) represents and guarantees that the above-named person(s) own(s) the Weyerhaeuser common shares tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such Weyerhaeuser common shares complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange agent within three New York Stock Exchange trading days after the date hereof (a) all Weyerhaeuser common shares tendered hereby, in proper form for transfer (or, with respect to shares tendered through The Depository Trust Company, a confirmation of book-entry transfer with respect to such Weyerhaeuser common shares into the exchange agent’s account at The Depository Trust Company), (b) the Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered through The Depository Trust Company, an agent’s message (as defined in the Prospectus—Offer to Exchange) and (c) any other required documents.

The U.S. eligible institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and certificates for Weyerhaeuser common shares, or confirmation of book-entry transfer and an agent’s message, and any other required documents to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such U.S. eligible institution.

Name of Firm:

Address:

(Zip Code)
Telephone No.(s):	( )

Authorized Signature:

Printed Name:

Title:

Dated:

Please Type or Print

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH THE LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH THE DEPOSITORY TRUST COMPANY).